October 7, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re:    POMEROY IT SOLUTIONS, INC.
       File No.  0-20022

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of POMEROY IT SOLUTIONS, INC. dated October 3, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/  GRANT THORNTON LLP


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